Exhibit 10.1

Execution Version

Certara, Inc.
100 Overlook Center, Suite 101
Princeton, NJ 08540

November 3, 2022

Ladies & Gentlemen:

Each of Certara, Inc., a Delaware corporation (together with its successors and permitted assigned, the “Company” or “Certara”), and Arsenal Saturn Holdings LP (the “Arsenal Party”), make reference to: (i) that certain Stockholders Agreement (as amended, modified or supplemented from time to time in accordance with its terms, the “Stockholders Agreement”) of the Company, entered into as of the date hereof, by and among the Company, the Arsenal Party, Arsenal Capital Partners III LP and Arsenal Capital Partners III-B LP; (ii) that certain Purchase Agreement, dated as of the date hereof (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Arsenal Party and EQT Avatar Parent L.P. (“EQT” or the “Seller”), which provides for, subject to the satisfaction of the terms and conditions set forth in the Purchase Agreement, the sale of certain shares of common stock, par value $0.01 per share, of the Company (“Sale Shares”) from the Seller to the Arsenal Party (and such transaction, the “Sale Transaction”); and (iii) that certain Registration Rights Agreement (as amended, modified or supplemented from time to time in accordance with its terms, the “Registration Rights Agreement”), entered into as of the date hereof, by and among the Company, the Arsenal Party, Arsenal Capital Partners III LP and Arsenal Capital Partners III-B LP. For the avoidance of doubt, without limiting the foregoing, each of Arsenal Capital Partners III LP and Arsenal Capital Partners III-B LP (collectively, “Fund III”) shall not be deemed to be an “Arsenal Party” under the terms of this letter agreement and the terms of this letter agreement, including the restrictions on transfer in Sections 1 and 4 hereof, shall not apply to Fund III. Capitalized terms used in this letter agreement that are not defined shall have the meaning given to them in the Stockholders Agreement. The parties agree that Section 1, Section 2 and Section 4 of this letter agreement are subject to the closing of the Sale Transaction under the Purchase Agreement (the “Closing”), and shall become effective upon the Closing.

In consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, each of the Company and the Arsenal Party agree as follows:

1.	Restrictions on Transfers. Subject to, and on and from, Closing occurring under the Purchase Agreement:

(a)	the Arsenal Party agrees with the Company that, until the two (2) year anniversary of the consummation of the Sale Transaction (the “Lock-Up Period”), the Arsenal Party shall not Transfer all or any of the Shares owned by it (including, for the avoidance of doubt, the Sale Shares, (collectively, the “Lock-Up Shares”)) to any Person other than as permitted by Section 2 hereof. Any attempted Transfer of Lock-Up Shares by the Arsenal Party not permitted by this letter agreement shall be null and void, and the Company shall not in any way give effect to such impermissible Transfer. After the expiry of the Lock-Up Period, there shall be no restrictions on a Transfer of Lock-Up Shares by the Arsenal Party pursuant to this letter agreement; and

(b)	any Lock-Up Shares Transferred by the Arsenal Party pursuant to this letter agreement prior to the expiry of the Lock-Up Period shall remain subject to the Transfer restrictions set forth in this letter agreement and each intended transferee pursuant to this letter agreement shall execute and deliver to the Company a letter agreement in the same form as this letter agreement (with such changes as may be agreed by the Company in its sole discretion), which shall evidence such transferee’s agreement to be subject to the same terms and conditions as contained in this letter agreement as to such Lock-Up Shares.

2.	Permitted Transfers.

(a)	Subject to the conditions below, the Arsenal Party may Transfer the Lock-Up Shares during the Lock-Up Period:

(i)	as a distribution or other Transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders;

(ii)	to any investment fund or other entity directly or indirectly, affiliated with, or managed, controlled or sponsored by the Arsenal Party or any affiliates of the Arsenal Party;

(iii)	in connection with the financing of the Arsenal Party’s obligations under the Purchase Agreement, or in connection with the settlement of any such financing; or

(iv)	to the Company;

provided that, as a condition of the consummation of any of the Transfers provided for in clauses (i), (ii) or (iii) above, the intended transferee must comply with Section 1(b) of this Letter Agreement, including first executing and delivering to the Company a letter agreement in the same form as this letter agreement (with such changes as may be agreed by the Company in its sole discretion), which shall evidence such transferee’s agreement to be subject to the same terms and conditions as contained in this letter agreement as to such Lock-Up Shares.

(b)	Furthermore, no provision in this letter agreement shall be deemed to restrict or prohibit the Transfer of Lock-Up Shares at the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the Arsenal Party shall remain subject to the restrictions on transfer set forth in this letter agreement.

3.	Permitted Assignment. To the extent the Arsenal Party wishes to assign all or any portion of its rights, interests and obligations under the Purchase Agreement to an Arsenal Managed Vehicle (as that term is defined in the Purchase Agreement) or a Co-Investor (as that term is defined in the Purchase Agreement), as provided for in Section 5.3 of the Purchase Agreement, as a condition to any such assignment, the Arsenal Party shall cause the intended transferee of such assignment to first execute and deliver to the Company a letter agreement in the same form as this letter agreement (with such changes as may be agreed by the Company in its sole discretion), which shall evidence such transferee’s agreement to be subject to the same terms and conditions as contained in this letter agreement as to such Lock-Up Shares.

4.	Legends; Stop Transfer Instructions.

(a)	The Arsenal Party understands that the Lock-Up Shares owned by it and recorded on the books and records of the Company or its transfer agent and register shall bear restrictive legends in substantially the following forms until such time as the Company determines that such legend has ceased to be applicable:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A LETTER AGREEMENT, DATED AS OF NOVEMBER 3, 2022, AS AMENDED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

(b)	The Arsenal Party agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of Shares held by the Arsenal Party, except in compliance with the foregoing restrictions.

5.	Remedies. Each of the parties to this letter agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event that any of the terms or provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary contained in this letter agreement, in the event of any breach or threatened breach by of any covenant, agreement, undertaking or commitment provided for herein, any party entitled to the benefit of such covenant, agreement, undertaking or commitment shall be entitled to enforce specific performance of this letter agreement or obtain an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and specifically the performance by each party hereto under this letter agreement. The right to specific performance is an integral part of the transactions contemplated by this letter agreement and without that right, the parties would not have entered into this letter agreement. Each party to this letter agreement hereby agrees to waive the defense in any such suit that the other parties to this letter agreement have an adequate remedy at law and hereby agrees to waive any requirement to post any bond or similar indemnity in connection with obtaining such relief. The equitable remedies described in this Section 5 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this letter agreement may elect to pursue.

6.	Entire Agreement; Amendment; Waiver. This letter agreement together with the Stockholders Agreement sets forth the entire understanding of the Company and the Arsenal Party, and as of the date hereof supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof and thereof. This letter agreement may only be amended, modified, supplemented, restated, waived or terminated by mutual agreement of the Company and the Arsenal Party as evidenced in writing. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this letter agreement. No waiver of or consent to any departure from any provision of this letter agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

7.	Severability. It is the desire and intent of the Company and the Arsenal Party that the provisions of this letter agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this letter agreement shall not affect the other provisions hereof, and this letter agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this letter agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.	Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this letter agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below, as applicable, if the sender receives confirmation of delivery or if the sender on the same or following business day sends a confirming copy of such notice by a recognized delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or (e) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, to the respective parties, as applicable, at the address, facsimile number or email address set forth below, as applicable (or such other address, facsimile number or email address as either party may specify by notice to the other in accordance with this Section 8. By notices complying with the forgoing provisions of this Section 8, each party to this letter agreement shall have the right to change the mailing address or facsimile number for future notices and communications to such party.

(a)	For notices and communications to the Company, to:

Certara, Inc.
100 Overlook Center, Suite 101
Princeton, NJ 08550
Attention: Richard M. Traynor
Email: [                       ]

with a copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Michael T. Holick
Email: [                       ]

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention: William Brentani and Frederick W.P. de Albuquerque
Email: [                       ]

(b)	For notices and communications to the Arsenal Party, to:

c/o Arsenal Capital Management LP
100 Park Avenue, 31st Floor
New York, NY 10017
Attention: Chief Financial Officer, Frank Scrudato
Email: [                       ]

with a copy to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Ted M. Frankel, P.C. and Robert E. Goedert, P.C.
Email: [                       ]

9.	Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this letter agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance of this letter agreement, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

10.	No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this letter agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this letter agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.	Costs and Expenses. Each party shall be responsible for and shall pay its own costs and expenses incurred in connection with this letter agreement and the performance of such party’s duties and obligations hereunder.

12.	Counterpart. This letter agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Furthermore, in the event that any signature or counterpart is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this letter agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

13.	Consent to Jurisdiction. The Company and the Arsenal Party (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this letter agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this letter agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agree not to commence any claim or action arising out of or based upon this letter agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and the Arsenal Party hereby consent, to the fullest extent permitted by law, to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8 is reasonably calculated to give actual notice.

14.	WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS LETTER AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS LETTER AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

15.	Representations and Warranties. The Company hereby represents and warrants to the Arsenal Party that it has full power, capacity, legal right and authority to execute, deliver and perform this letter agreement, and the Arsenal Party hereby represents and warrants to the Company that the Arsenal Party has full power, capacity, legal right and authority to execute, deliver and perform this letter agreement. Further, the Arsenal Party represents and warrants to the Company on the date hereof as follows:

(a)	the Arsenal Party is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted. The execution, delivery and performance of this letter agreement have been duly authorized by all necessary action, corporate or otherwise, of the Arsenal Party. This letter agreement has been duly executed and delivered by the Arsenal Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally;

(b)	The execution and delivery by the Arsenal Party of this letter agreement, and the performance by the Arsenal Party of its obligations hereunder, does not and will not violate (i) any provision of the Arsenal Party’s organizational or constituent documents, as applicable, (ii) any provision of any material agreement to which the Arsenal Party is a party or by which it is bound or (iii) any law, rule, regulation, judgment, order or decree to which the Arsenal Party is subject. No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Arsenal Party in connection with the execution, delivery or enforceability of this letter agreement (other than as set out expressly in the Purchase Agreement); and

(c)	the Arsenal Party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon the Arsenal Party’s ability to enter into this letter agreement or to perform its obligations hereunder. There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of the Arsenal Party to enter into this letter agreement or to perform its obligations hereunder.

16.	Inconsistency with Stockholders Agreement. To the extent there is any inconsistency between the terms and conditions of this letter agreement and the Stockholders Agreement, the terms and conditions of this letter agreement shall prevail and apply.

17.	Termination. This letter agreement shall terminate automatically and be of no further force or effect upon the earliest to occur of: (i) the termination of the Purchase Agreement without the Sale Transaction having occurred and (ii) the expiration of the Lock-Up Period.

[Signature Page Follows]

IN WITNESS HEREOF, each of the parties hereto has duly executed this letter agreement (or caused this letter agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

CERTARA, INC.

By:	/s/ William Feehery
Name: William Feehery
Title: CEO

ARSENAL SATURN HOLDINGS LP

By: Arsenal Capital Investment VI LP, its general partner

By: Arsenal Group LLC, its general partner

By:	/s/ Frank Scrudato
Name: Frank Scrudato
Title: CFO